EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement of American Apparel, Inc. on Form S-8 File Nos. 333-163322 and 333-150293 of our report dated March 31, 2011, except for Note 22, which is dated May 16, 2011, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of American Apparel, Inc. and Subsidiaries as of December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 and our report dated March 31, 2011 with respect to our audit of the effectiveness of internal control over financial reporting of American Apparel, Inc. as of December 31, 2009, which reports are included in this Annual Report on Form 10-K of American Apparel, Inc. for the year ended December 31, 2009.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum LLP
Marcum LLP
New York, New York
May 16, 2011